SHARE EXCHANGE AGREEMENT

by and among

Better Business Consultants, Inc. (“BBC”) a California corporation

and

the Shareholders of BBC,

on the one hand;

and

Globestar Industries (“Pubco”), a Wyoming corporation

and

the Representative Stockholder

on the other hand

August 24, 2015

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of August 24, 2015 (this “Agreement”), is made and entered into by and among Better Business Consultants, Inc., a California corporation (“BBC”), and the shareholders of BBC (“BBC Shareholders”), on the one hand; and Globestar Industries, a Wyoming corporation (“Pubco”) and the Representative Stockholder (as hereinafter defined), on the other hand.

RECITALS

WHEREAS, on July 24, 2015, the Board of Directors of Pubco and the Representative Stockholder adopted resolutions approving Pubco’s acquisition of the equity interests of BBC held by the BBC Shareholders (the “Acquisition”) by means of a share exchange with the BBC Shareholders, upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the BBC Shareholders owns all of the equity interest (in shares of capital stock or otherwise) of BBC (the “BBC Equity Interest”);

WHEREAS, the BBC owns all of the equity interest (in shares of capital stock or otherwise) of Pineapple Express, Inc., a California corporation (“Pineapple”);

WHEREAS, the Representative Stockholder is the majority stockholder of Pubco, holding 100,000,000 shares of Pubco common stock, par value $.0000001 (“Pubco Common Stock”) which represents approximately 99.09% of the issued and outstanding capital stock of Pubco;

WHEREAS, the Representative Stockholder and the BBC Shareholders will enter into this Agreement for the purpose of making certain covenants, indemnifications and agreements;

WHEREAS, upon consummation of the transactions contemplated by this Agreement, BBC will become a 100% wholly-owned subsidiary of Pubco; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(l)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code, and that this share exchange transaction shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE ACQUISITION

1.1 The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a) The BBC Shareholders will sell, convey, assign, transfer and deliver to Pubco certificates representing the BBC Equity Interest held by them, which in the aggregate shall constitute 100% of the issued and outstanding equity interests of BBC.

(b) As consideration for the acquisition of the BBC Equity Interests, Pubco shall issue an aggregate of 50,000,000 newly and duly issued, fully paid and non-assessable shares of Pubco Common Stock. At the Closing, the outstanding BBC Equity Interests beneficially owned by the BBC Shareholders shall be contributed and transferred to Pubco and Pubco shall issue, and authorize its transfer agent to issue, the number of shares of Pubco Common Stock set forth opposite such party’s name in Column Ill on Annex I attached hereto (collectively, the “Pubco Shares”).

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(c) No fractional shares of Pubco Common Stock shall be issued in the Acquisition. If the number of Shares a BBC Shareholder holds immediately prior to the Closing would result in the issuance of a fractional share of Pubco Common Stock, that product will be rounded down to the nearest whole number of shares of Pubco Common Stock if it is less than the fraction of one-half (.5) of one share of Pubco Common Stock or rounded up to the nearest whole number of shares of Pubco Common Stock if the said product is equal to or greater than the fraction of one-half (.5) of one share of Pubco Common Stock.

1.2 Closing Date. The closing of the Acquisition (the “Closing”) shall take place on August 24, 2015, or on such other date as may be mutually agreed upon by the parties, simultaneously with the execution and delivery of this Agreement. Such date is referred to herein as the “Closing Date.”

1.3 Surrender and Exchange of Certificates.

(a) At the Closing, Pubco shall deliver to its transfer agent a letter of instruction to prepare and deliver to BBC’s counsel, who shall act as exchange agent for the benefit of the BBC Shareholders (the “Exchange Agent”), a certificate or certificates representing the appropriate number of shares of Pubco Common Stock as set forth in Column III of Annex I hereto, in exchange for all outstanding BBC Equity Interests. The Pubco Shares evidenced by the certificates shall be registered in the name of the BBC Shareholders, and/or its designee(s), and shall be in the denominations for each of them set forth opposite their respective names in Annex I hereto.

(b) Promptly after the Closing and upon surrender of a certificate or certificates representing the BBC Equity Interests that were outstanding immediately prior to the Closing (or an affidavit and indemnification in form reasonably acceptable to counsel for Pubco stating that such BBC Shareholders has lost their certificate or certificates or that such have been destroyed), Pubco shall issue to the record holder of the BBC Equity Interests so surrendering such certificate or certificates, a certificate or certificates registered in the name of such BBC Shareholders representing the number of shares of Pubco Common Stock that such BBC Shareholders shall be entitled to receive as set forth in Annex I hereto. Until the certificate, certificates or affidavit is or are surrendered as contemplated by this Section 1.3(b) hereof, each certificate or affidavit that immediately prior to the Closing represented any outstanding BBC Equity Interests shall be deemed at and after the Closing to represent only the right to receive upon surrender as aforesaid the Pubco Common Stock specified in Column Ill of Annex I hereto for the holder thereof.

1.4 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the BBC Shareholders, BBC, the Representative Stockholder, and/or Pubco (as applicable) shall take all such lawful and necessary action.

1.5 Certain Definitions. The following capitalized terms as used in this Agreement shall have the respective definitions:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Best Knowledge” means the actual knowledge, after due investigation and inquiry, of the officers, directors or advisors of the referenced party.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Knowledge” means the actual knowledge of the officers, directors or advisors of the referenced party.

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“Liabilities” means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means an adverse effect on either referenced party or the combined entity resulting from the consummation of the transaction contemplated by this Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transaction contemplated in this Agreement, which as a whole is or would be considered material to an investor in the securities of Pubco.

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Representative Stockholder” means Shane Oei.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities & Exchange Commission.

“Tax Returns” means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the following markets or exchanges on which Pubco Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Marketplace.

“Transaction” means the transactions contemplated by this Agreement, including the share exchange.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

1.6 Tax Consequences. It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(l)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax-free reorganization under the Code.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF BBC

Except as otherwise disclosed herein or in the disclosure schedule delivered by BBC to Pubco at the time of execution of this Agreement, BBC hereby represents and warrants to Pubco and the Representative Stockholder as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

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2.1 Organization. BBC has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted. Set forth on Schedule 2.1 of the disclosure schedules is a list of those jurisdictions in which BBC presently conducts its business, owns, holds and operates its properties and assets.

2.2 Capitalization. The authorized capital stock of BBC consists of 100,000 shares of common stock. All of the issued and outstanding shares of capital stock of BBC, as of the Closing, are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no voting trusts or any other agreements or understandings with respect to the voting of BBC’s capital stock. Except as set forth in the preceding sentence, no other class of capital stock or other security of BBC is authorized, issued, reserved for issuance or outstanding. There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which BBC or the BBC Shareholders is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of BBC. There are no outstanding contractual obligations (contingent or otherwise) of BBC to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, BBC.

2.3 Subsidiaries. As of the Closing, BBC has no direct or indirect subsidiaries, except as disclosed in Schedule 2.3 of the disclosure schedules hereto (collectively the “BBC Subsidiaries,” and each a “BBC Subsidiary”). Each BBC Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. BBC owns all of the shares of each BBC Subsidiary, and there are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating any BBC Subsidiary to issue any additional shares of common stock or ordinary stock, as the case may be, of such subsidiary, or any other securities convertible into, exchangeable for or evidence the right to subscribe for or acquire from any BBC Subsidiary any shares of such subsidiary.

2.4 Certain Corporate Matters. BBC is duly qualified to do business as a corporation and is in good standing under the laws of the state of California, and in each other jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on BBC’s financial condition, results of operations or business. BBC has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.5 Authority Relative to this Agreement. BBC has the requisite power and authority to enter into this Agreement and to carry out its respective obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by BBC have been duly authorized by BBC’s Board of Directors and no other actions on the part of BBC are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BBC and constitutes a valid and binding agreement, enforceable against BBC in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.6 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by BBC of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by BBC nor the consummation by BBC of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws (or operating agreement) of BBC or any BBC Subsidiary, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which BBC or any BBC Subsidiary is a party or by which any of their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BBC or any BBC Subsidiary, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to BBC taken as a whole.

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2.7 Reserved.

2.8 Intellectual Property. BBC has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business (collectively, the “BBC Intellectual Property Rights”). BBC has not received a notice (written or otherwise) that any of the BBC Intellectual Property Rights used by BBC violates or infringes upon the rights of any Person. To the Knowledge of BBC, all such BBC Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the BBC Intellectual Property Rights. BBC has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.9 Litigation. Except as disclosed in Schedule 2.9 of the disclosure schedules hereto, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of BBC, threatened against or affecting BBC or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Pubco Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither BBC nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of BBC, there is not pending or contemplated, any investigation by the SEC involving BBC or any current or former director or officer of BBC.

2.10 Legal Compliance. To the Best Knowledge of BBC, no claim has been filed against BBC or any of the BBC Subsidiaries alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. BBC and each of the BBC Subsidiaries holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.11 Contracts. Except as disclosed in Schedule 2.11 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of BBC or the BBC Subsidiaries. Neither BBC nor the BBC Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which they are a party or by which they or any of their properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Contracts disclosed in Schedule 2.11 are assets of BBC, either directly or through the BBC Subsidiaries, and are now, and will be at closing, in full force and effect in accordance with their respective terms.

2.12 Reserved.

2.13 Labor Relations. No labor dispute exists or, to the Knowledge of BBC, is imminent with respect to any of the employees of BBC or a BBC Subsidiary which could reasonably be expected to result in a Material Adverse Effect. None of BBC’s or BBC Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with BBC or such BBC Subsidiary, and neither BBC nor any of the BBC Subsidiaries is a party to a collective bargaining agreement, and BBC and the BBC Subsidiaries believe that their relationships with their employees are good. No executive officer, to the Knowledge of BBC, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject BBC or any of the BBC Subsidiaries to any liability with respect to any of the foregoing matters. BBC and the BBC Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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2.14 Title to Assets. BBC and the BBC Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of BBC and the BBC Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by BBC and the BBC Subsidiaries and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by BBC and the BBC Subsidiaries are held by them under valid, subsisting and enforceable leases with which BBC and the BBC Subsidiaries are in compliance.

2.15 Transactions with Affiliates and Employees. Except as disclosed in Schedule 2.15 of the disclosures schedules hereto, none of the officers or directors of BBC and, to the Knowledge of BBC, none of the employees of BBC or a BBC Subsidiary is presently a party to any transaction with BBC or any BBC Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of BBC, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of BBC or a BBC Subsidiary and (iii) other employee benefits.

2.16 Business Records and Due Diligence. BBC has received and reviewed all of the Pubco materials and items set out infra in paragraph 4.32.

2.17 Certain Fees. Except as disclosed in Schedule 2.17 of the disclosure schedules hereto, no brokerage or finder’s fees or commissions are or will be payable by BBC to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.18 Reserved.

2.19 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, BBC and each BBC Subsidiary has timely filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and BBC has no Knowledge of a tax deficiency which has been asserted or threatened against BBC or any BBC Subsidiary.

2.20 No General Solicitation. Neither BBC nor any person acting on behalf of BBC has offered or sold securities in connection herewith by any form of general solicitation or general advertising.

2.21 Foreign Corrupt Practices. Neither BBC, nor to the Knowledge of BBC, any agent or other person acting on behalf of BBC , has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by BBC (or made by any person acting on its behalf of which BBC is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”).

2.22 Reserved.

2.23 Minute Books. The minute books of BBC and the BBC Subsidiaries made available to Pubco contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

2.24 Employee Benefits. Neither BBC nor any BBC Subsidiary has (nor for the two years preceding the date hereof has had) any plans which are subject to ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

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2.25 Money Laundering Laws. The operations of BBC are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving BBC with respect to the Money Laundering Laws is pending or, to the knowledge of BBC, threatened.

2.26 Disclosure. The inclusion of any item on any disclosure schedule shall constitute disclosure for all purposes under this Agreement and all such information is deemed to be fully disclosed to Pubco and the Representative Stockholder, and shall not be construed as an indication of the materiality or lack thereof of such item.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE BBC SHAREHOLDERS

Except as otherwise disclosed herein or in the disclosure schedule delivered by the BBC Shareholders to Pubco at the time of execution of this Agreement, the BBC Shareholders each hereby, severally and not jointly, represents and warrants to Pubco as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

3.1 Ownership of the BBC Equity Interest. Each BBC Shareholder owns, beneficially and of record, good and marketable title to the amount of the BBC Equity Interest set forth opposite its name in Column II of Annex I hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements. The BBC Shareholders represent that they each have no right or claims whatsoever to any equity interests of BBC, other than the BBC Equity Interest, and do not have any options, warrants or any other instruments entitling any of them to exercise or purchase or convert into additional equity interests of BBC. At the Closing, the BBC Shareholders will convey to Pubco good and marketable title to the BBC Equity Interests, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by each of the BBC Shareholders and constitutes a valid and binding agreement of such person, enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3 Purchase of Restricted Securities for Investment. The BBC Shareholders each acknowledge that the Pubco Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the Pubco Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Pubco Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, each BBC Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Further, each BBC Shareholder acknowledges and agrees that:

(a) Each BBC Shareholder is acquiring the Pubco Shares for investment, for such BBC Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each BBC Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each BBC Shareholders further represents that it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Pubco Shares.

(b) Each BBC Shareholder understands that the Pubco Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof, and that Pubco’s reliance on such exemption is predicated on each BBC Shareholder’s representations set forth herein.

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3.4 Status of Stockholder. Each of the BBC Shareholders hereby makes the representations and warranties in paragraph (a) of this Section 3.4, as indicated on the Signature Page of the BBC Shareholders which is attached and part of this Agreement:

(a) Accredited Investor Under Regulation D. The BBC Shareholder is an “Accredited Investor” as that tennis defined in Rule 501 of Regulation D promulgated under the Securities Act as set forth in the attached Annex Ill, and such BBC Shareholder is not acquiring the Pubco Shares as a result of any advertisement, article, notice or other communication regarding the Pubco Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(b) The BBC Shareholder understands that the Pubco Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the parties to this Agreement are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of the BBC Shareholder set forth herein in order to determine the applicability of such provisions. Accordingly, the BBC Shareholder agrees to notify Pubco of any events which would cause the representations and warranties of the BBC Shareholder to be untrue or breached at any time after the execution of this Agreement by such BBC Shareholder.

3.5 Investment Risk. Each of the BBC Shareholders is able to bear the economic risk of acquiring the Pubco Shares pursuant to the terms of this Agreement, including a complete loss of such BBC Shareholder’s investment in the Pubco Shares.

3.6 Restrictive Legends. The BBC Shareholder acknowledges that the certificate(s) representing the the BBC Shareholder’s pro rata portion of the Pubco Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the stockholder’s status as set forth in Section 3.4 and the signature pages hereto:

REGULATION D LEGEND:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.7 Disclosure. The representations and warranties and statements of fact made by the BBC Shareholders in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PUBCO

AND THE REPRESENTATIVE STOCKHOLDER

Except as otherwise disclosed herein or in the disclosure schedule delivered by Pubco and the Representative Stockholder to BBC at the time of execution of this Agreement, Pubco and the Representative Stockholder hereby, jointly and severally, represent and warrant to BBC and the BBC Shareholders as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4.1 Organization and Qualification. Pubco is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Pubco is not, to its Knowledge, in violation nor default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents (collectively the “Charter Documents”). Pubco is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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4.2 Authorization: Enforcement. Pubco has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Pubco and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Pubco and no further action is required by Pubco, the Board of Directors or Pubco’s stockholders in connection therewith other than in connection with the Required Approvals, as defined in Section 4.4. This Agreement has been (or upon delivery will have been) duly executed by Pubco and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Pubco enforceable against Pubco in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3 No Conflicts. The execution, delivery and performance by Pubco of this Agreement and the consummation by Pubco of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Pubco’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Pubco, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Pubco debt or otherwise) or other understanding to which Pubco is a party or by which any property or asset of Pubco is bound or affected, or (iii) subject to the Required Approvals, as defined by Section 4.4, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Pubco is subject (including federal and state securities laws and regulations), or by which any property or asset of Pubco is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.4 Filings, Consents and Approvals. Pubco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Pubco of this Agreement, other than the filing of a Form D with the SEC, posting a press release describing the Acquisition through the OTC Disclosure and News Service and such filings as are required to be made under applicable federal and state securities laws (collectively, the “Required Approvals”).

4.5 Issuance of the Pubco Shares. The Pubco Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed on or by Pubco other than restrictions on transfer provided for in this Agreement.

4.6 Capitalization. The capitalization of Pubco is as set forth on Schedule 4.6, which Schedule 4.6 shall also include the number of shares of Pubco Common Stock owned beneficially, and of record, by Affiliates of Pubco as of the date hereof, if any. Other than as set forth in Schedule 4.6, Pubco has not issued any capital stock since its most recently filed quarterly financial statements filed with the OTC Disclosure and News Service. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Other than as set forth in Schedule 4.6, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Pubco Common Stock, or Contracts, commitments, understandings or arrangements by which Pubco or any subsidiary of Pubco is or may become bound to issue additional shares of Pubco Common Stock or Common Stock Equivalents. The issuance of the Pubco Shares will not obligate Pubco to issue shares of Pubco Common Stock or other securities to any Person (other than to the BBC Shareholders) and will not result in a right of any holder of Pubco securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of Pubco are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder or Pubco’s board of directors is required for the issuance of the Pubco Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to Pubco’s capital stock to which Pubco is a party or, to the Knowledge of Pubco, between or among any of Pubco’s stockholders. “Common Stock Equivalents” means any securities of Pubco or of any subsidiary of Pubco which would entitle the holder thereof to acquire at any time Pubco Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Pubco Common Stock.

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4.7 OTC Reports; Financial Statements. Pubco has filed all reports, schedules, forms, statements and other documents required to be filed by Pubco with the OTC Disclosure and News Service in accordance with the OTC Pink Basic Disclosure Guidelines to qualify for the OTC Pink - Current Information Tier for the two years preceding the date hereof (or such shorter period as Pubco was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “OTC Reports”) on a timely basis. As of their respective dates, the OTC Reports complied in all material respects with the requirements of the OTC Pink Basic Disclosure Guidelines, and none of the OTC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Pubco included in the OTC Reports (“Financial Statements”) have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Pubco as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to nonnal, immaterial, year-end audit adjustments.

4.8 Material Changes. Since the date of the latest financial statements included within the OTC Reports: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Pubco has not incurred any Liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Pubco’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) Pubco has not altered its method of accounting, (iv) Pubco has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Pubco has not issued any equity securities to any officer, director or Affiliate. Except for the issuance of the Pubco Shares contemplated by this Agreement or as set forth on Schedule 4.8, no event, liability or development has occurred or exists with respect to Pubco or any subsidiary of Pubco or their respective business, properties, operations or financial condition, that would be required to be disclosed by Pubco under the OTC Pink Basic Disclosure Guidelines and applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

4.9 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Pubco and the Representative Stockholder, threatened against or affecting Pubco or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Pubco Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Pubco nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of Pubco and the Representative Stockholder, there is not pending or contemplated, any investigation by the SEC, FINRA or other governmental authority involving Pubco or any current director or officer of Pubco.

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4.10 Labor Relations. No labor dispute exists or, to the Knowledge of Pubco and the Representative Stockholder, is imminent with respect to any of the employees of Pubco which could reasonably be expected to result in a Material Adverse Effect. None of Pubco’s employees is a member of a union that relates to such employee’s relationship with Pubco, and Pubco is not a party to a collective bargaining agreement, and Pubco believes that its relationships with their employees are good. No executive officer, to the Knowledge of Pubco and the Representative Stockholder, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Pubco to any liability with respect to any of the foregoing matters. Pubco is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11 Compliance. To the Knowledge of Pubco and the Representative Stockholder, Pubco: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Pubco under), nor has Pubco received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

4.12 Regulatory Permits. Pubco possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and Pubco has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

4.13 Title to Assets. Pubco has good and marketable title in all personal property owned by it that is material to the business of, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Pubco. Pubco does not own any real property. Any real property and facilities held under lease by Pubco, if any, is held by Pubco under valid, subsisting and enforceable leases with which Pubco is in compliance.

4.14 Patents and Trademarks. Pubco has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the OTC Reports as necessary or material for use in connection with their business and which the failure to so have could have a Material Adverse Effect (collectively, the “Pubco Intellectual Property Rights”). Pubco has not received a notice (written or otherwise) that any of the Pubco Intellectual Property Rights used by Pubco violates or infringes upon the rights of any Person. To the Knowledge of Pubco and the Representative Stockholder, all such Pubco Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Pubco has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.15 Transactions with Affiliates and Employees. Except as set forth in the OTC Reports, none of the officers or directors of Pubco and, to the Knowledge of Pubco and the Representative Stockholder, none of the employees of Pubco is presently a party to any transaction with Pubco (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Pubco, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Pubco and (iii) other employee benefits.

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4.16 Reserved.

4.17 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Pubco to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

4.18 Issuance of Pubco Shares. Assuming the accuracy of the BBC Shareholders’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and issuance of the Pubco Shares by Pubco to the BBC Shareholders as contemplated hereby. The issuance of the Pubco Shares hereunder does not contravene the rules and regulations of the applicable Trading Market.

4.19 Investment Company. Pubco is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.20 Listing and Maintenance Requirements. Pubco Common Stock is currently traded on FINRA’s OTC Pink under the symbol “GSTI” and Pubco has not, in the 24 months preceding the date hereof, received any notice from the OTC Pink or FINRA or any trading market on which Pubco Common Stock is or has been listed or quoted to the effect that Pubco is not in compliance with the quoting, listing or maintenance requirements of the OTC Pink or such other trading market. Pubco has qualified for the OTC Pink - Current Information Tier for the 24 months preceding the date hereof, and Pubco is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

4.21 Application of Takeover Protections. Pubco has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Pubco’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the BBC Shareholders as a result of the BBC Shareholders and Pubco fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of Pubco’s issuance of the Pubco Shares and the BBC Shareholders’ ownership of the Pubco Shares.

4.22 No Integrated Offering. To the Knowledge of Pubco and the Representative Stockholder, and assuming the accuracy of the BBC Shareholders’ representations and warranties set forth in Section 3, neither Pubco, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Pubco Shares to be integrated with prior offerings by Pubco for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of Pubco are listed or designated.

4.23 Tax Status. Pubco has no Tax liability, including any penalty in connection therewith, for all periods ending on or prior to the Closing Date and no Tax deficiency has been asserted or threatened against it. No Tax examination or audit of any Tax Return of Pubco is in progress or, to the Knowledge of Pubco, threatened. All deficiencies proposed as a result of any Tax examination or audit of Pubco have been paid or finally settled. There is no Tax Lien, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any of the assets or properties of Pubco.

4.24 No General Solicitation. Neither Pubco nor any person acting on behalf of Pubco has offered or sold any of the Pubco Shares by any form of general solicitation or general advertising.

4.25 Foreign Corrupt Practices. Neither Pubco, nor to the Knowledge of Pubco and the Representative Stockholder, any agent or other person acting on behalf of Pubco, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Pubco (or made by any person acting on its behalf of which Pubco is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

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4.26 Reserved.

4.27 No Disagreements with Accountants and Lawyers. To the Knowledge of Pubco and the Representative Stockholder, there are no disagreements of any kind, including but not limited to any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by Pubco to arise, between Pubco and the accountants and lawyers formerly or presently employed by Pubco which could affect Pubco’s ability to perform any of its obligations under this Agreement, and Pubco is current with respect to any fees owed to its accountants and lawyers.

4.28 Regulation M Compliance. Pubco has not, and to the Knowledge of Pubco and the Representative Stockholder, no one acting on behalf of Pubco has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Pubco to facilitate the sale or resale of any of the Pubco Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of Pubco, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Pubco.

4.29 Money Laundering Laws. The operations of Pubco are and have been conducted at all times in compliance with the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Pubco with respect to the Money Laundering Laws is pending or, to the best Knowledge of Pubco and the Representative Stockholder, threatened.

4.30 Minute Books. The minute books of Pubco made available to BBC and the BBC Shareholders contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

4.31 Employee Benefits. Pubco has not (nor for the two years preceding the date hereof has) had any plans which are subject to ERISA.

4.32 Business Records and Due Diligence. Prior to the Closing, Pubco delivered to BBC all records and documents relating to Pubco, which Pubco possesses, including, without limitation, books, records, government filings, Charter Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and stockholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with Pubco and Pubco’s subsidiaries, if any.

4.33 Contracts. Except as set forth in Schedule 4.33 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Pubco taken as a whole. Pubco is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.34 No Liabilities. Except as otherwise disclosed in Schedule 4.34 of the disclosure schedules, Pubco has no liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. Pubco and the Representative Stockholder represent that at the date of Closing, Pubco shall have no liabilities or obligations whatsoever, either direct or indirect, matured or un-matured, accrued, absolute, contingent or otherwise.

4.35 No SEC or FINRA Inquiries. To the Knowledge of Pubco and the Representative Stockholder, neither Pubco nor any of its present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA.

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4.36 Financial Condition. Pubco is not, and has never been, an issuer identified in, or subject to, Rule 144(i), promulgated under the Securities Act.

4.37 Transfer Agent. Pubco’s transfer agent is listed on Schedule 4.37 with its name, address, telephone number, fax number, contact person and email address. Such transfer agent is eligible to transfer securities via Depository Trust Company (“DTC”).

4.38 Disclosure. The representations and warranties and statements of fact made by Pubco and the Representative Stockholder in this Agreement, and all statements set forth in the certificates delivered by Pubco and the Representative Stockholder at the Closing pursuant to this Agreement, are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading. The copies of all documents furnished by Pubco and the Representative Stockholder pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to BBC or its representatives by or on behalf of Pubco and the Representative Stockholder in connection with this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 4A

REPRESENTATIONS AND WARRANTIES OF THE REPRESENTATIVE SHAREHOLDER

Except as otherwise disclosed herein or in the disclosure schedule delivered by the Representative Stockholder to BBC at the time of execution of this Agreement, the Representative Stockholder represents and warrants to BBC as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4A.l Ownership of the Pubco Equity Interest. The Representative Stockholder owns, beneficially and of record, good and marketable title to 100,000,000 shares of Pubco common stock set forth opposite the Representative Stockholder’s name in Column II of Annex II hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements except for those restrictions imposed by the Securities Act of 1933 as amended. The Representative Stockholder represents that he has no rights or claims whatsoever to any equity interests of Pubco, other than his shares and does not have any options, warrants or any other instruments entitling him to exercise or purchase or convert into additional equity interests of Pubco. At the Closing, the Representative Stockholder will convey to Pubco good and marketable title to the number of shares of Pubco common stock set forth in Column Ill of Annex II hereto, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions, except for those restrictions imposed by the Securities Act of 1933, as amended.

4A.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Representative Stockholder and constitutes a valid and binding agreement of the Representative Stockholder, enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

4A.3 Disclosure. The representations and warranties and statements of fact made by the Representative Stockholder in this Article 4A are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

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ARTICLES

INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

5.1 Indemnification.

(a) Subject to the provision of this Article 5, and irrespective of any due diligence investigation conducted by BBC with regard to the transactions contemplated hereby, the Representative Stockholder agrees to indemnify fully in respect of, hold harmless and defend BBC, the BBC Subsidiaries and the BBC Shareholders, and each of the officers, agents and directors of BBC, the BBC Subsidiaries or the BBC Shareholders, against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively “Claims”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Pubco and/or the Representative Stockholder herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets or liabilities of Pubco prior to the Closing; or (B) the operations of Pubco prior to the Closing.

(b) Subject to the provisions of this Article 5, BBC agrees to indemnify fully in respect of, hold harmless and defend the Representative Stockholder against any Claims to which it or they may become subject arising out of or based on (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by BBC and/or the BBC Shareholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of BBC or the BBC Subsidiaries subsequent to the Closing; or (B) the operations of BBC or the BBC Subsidiaries subsequent to the Closing.

5.2 Survival of Representations and Warranties. Notwithstanding provision in this Agreement to the contrary, the representations and warranties given or made by Pubco, the Representative Stockholder, BBC and the BBC Shareholders under this Agreement shall survive the date hereof for a period of twenty-four (24) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely and claims with respect to fraud by Pubco, the Representative Stockholder, BBC or the BBC Shareholders must be made at any time, as long as such claim is made within a reasonable period of time after discovery by the claiming party.

5.3 Method of Asserting Claims, Etc. The party claiming indemnification is hereinafter referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party.” All Claims for indemnification by any Indemnified Party under this Article 5 shall be asserted as follows:

(a) In the event that any Claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within ten (10) business days from the date upon which the Indemnified Party has Knowledge of such Claim, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim or demand) (the “Claim Notice”). The Indemnified Party’s failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability hereunder unless such failure materially prejudices the Indemnifying Party’s ability to defend against the claim or demand. The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the “Notice Period”) to notify the Indemnified Party: (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim or demand, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claims or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which he shall deem necessary or appropriate to protect his interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that he does not dispute liability for indemnification under this Article 5 and that he desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by him to a final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party (a “Material Conflict”). If requested by the Indemnifying Party and there is no Material Conflict, the Indemnified Party agrees to cooperate with the Indemnifying Party and his counsel in contesting any Claim or demand which the Indemnifying Party elects to contest or, if appropriate and related to the Claim in question, in making any Counterclaim against the person asserting the third party Claim or demand, or any cross-complaint against any person. No Claim for which indemnity is sought hereunder and for which the Indemnifying Party has acknowledged liability for indemnification under this Article 5 may be settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

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(b) In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder which does not involve a Claim or demand being asserted against or sought to be collected from him by a third party, the Indemnified Party shall give a Claim Notice with respect to such Claim to the Indemnifying Party. If, after receipt of a Claim Notice, the Indemnifying Party does not notify the Indemnified Party within the Notice Period that he disputes such Claim, then the Indemnifying Party shall be deemed to have admitted liability for such Claim in the amount set forth in the Claim Notice.

(c) The Indemnifying Party shall be given the opportunity to defend the respective Claim.

ARTICLE 6

COVENANTS OF THE PARTIES

6.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of BBC and Pubco as each party may request. In order that each party may have the full opportunity to do so, BBC and Pubco, the BBC Shareholders and the Representative Stockholder shall furnish each party and its representatives during such period with all such information concerning the affairs of BBC or Pubco as each party or its representatives may reasonably request and cause BBC or Pubco and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of BBC and the BBC Shareholders on the one hand and Pubco and the Representative Stockholder on the other hand. Without the prior written consent of BBC, the BBC Shareholders, Pubco or the Representative Stockholder, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

6.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect on Pubco.

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6.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

6.6 Bylaws. If necessary, Pubco shall amend its bylaws to pennit the election and/or appointment of additional new directors to Pubco’s Board of Directors as set forth in Section 7.l(a) below.

6.7 Confidentiality; Access to Information.

(a) Confidentiality. Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b) Access to Information.

(i) BBC will afford Pubco and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of BBC during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of BBC, as Pubco may reasonably request. No information or Knowledge obtained by Pubco in any investigation pursuant to this Section 6.7(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii) Pubco will afford BBC and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Pubco during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Pubco, as BBC may reasonably request. No information or knowledge obtained by BBC in any investigation pursuant to this Section 6.7(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

6.8 Share Cancellation and Transfers. Simultaneously with the Closing, the Representative Stockholder listed in Column I of Annex II attached hereto shall surrender the number of shares of Pubco Common Stock set forth opposite the Representative Stockholder’s name in Column III on Annex II for cancellation. In connection with such share cancellation, the Representative Stockholder agrees to execute and deliver any documents and instruments reasonably necessary to effect such cancellation, including originally executed certificate(s) and stock powers, with proper notarized endorsements and/or medallion certified signatures as may be required by Pubco’s transfer agent.

6.9 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that BBC will comply with the disclosure requirements of the OTC Pink - Current Information Tier.

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6.10 Tax Matters.

(a)	Tax Returns. After the Closing Date, Pubco shall prepare, or cause to be prepared, and shall timely file, or cause to be timely filed, all Tax Returns of Pubco relating to periods prior to the Closing Date. Pubco will provide the Representative Stockholder with a copy of any such Tax Return that relates to a pre-Closing tax period for the Representative Stockholder’s review and approval (such approval not to be unreasonably withheld, conditioned or delayed). Not later than 5 business days after receipt of a Tax Return that relates to a pre-Closing tax period, the Representative Stockholder shall pay to Pubco the amount of Taxes shown due on such return (or the portion of such Taxes allocable to the Representative Stockholder pursuant to Section 6.00(c)) to the extent the Representative Stockholder is obligated to pay such amounts pursuant to Section 6.10(b).

(b)	The Representative Stockholder’s Obligations. The Representative Stockholder shall be responsible for and pay or cause to be paid, and shall indemnify and hold harmless the Pubco and the BBC Shareholders with respect to, (i) any and all Taxes imposed on Pubco or on Pubco’s shareholders in their capacity as S corporation shareholders, or for which Pubco or Pubco’s shareholders in their capacity as S corporation shareholders are liable with respect to any periods ending on or before, or, to the extent apportioned pursuant to Section 6.10{c), including the Closing Date. Any indemnity required to be made by the Representative Stockholder pursuant to this Section 6.10(b) shall be made pursuant to and in accordance with the terms and conditions of Article V. The Representative Stockholder agrees to reimburse Pubco in an amount not to exceed $2,500 for any expenses incurred by Pubco in connection with the preparation and filing of the Tax Returns pursuant to Section 6.10{a).

(c)	Apportionment. For the sole purpose of appropriately apportioning any Taxes relating to a period that includes (but that would not end on) the Closing Date, Pubco and the Representative Stockholder, to the extent permitted by applicable law, elect with the relevant taxing authority to treat for all purposes the Closing Date as the last day of a taxable period for Pubco.

(d)	Assistance with Post-Closing Tax Returns. Upon the reasonable request of BBC, after the Closing Date, the Representative Stockholder shall use his reasonable best efforts to provide such information available to him, including information, filings, reports, bank statements, financial records, financial statements or other materials as may be necessary or required by Pubco for the preparation of the post-Closing Date Tax Returns that Pubco may be required to file with any federal, state, local or foreign taxing authority.

6.11 Assistance with Post-Closing OTC Reports, SEC Reports and Inquiries. Upon the reasonable request of BBC, after the Closing Date, the Representative Stockholder shall use his reasonable best efforts to provide such information available to him, including information, filings, reports, financial statements or other circumstances of Pubco occurring, reported or filed prior to the Closing, as may be necessary or required by Pubco for the preparation of the post-Closing Date reports that Pubco may be required to file with (i) the OTC Pink to comply with the disclosure requirements of the OTC Pink - Current Information Tier or (ii) if applicable, the SEC to comply with and remain current with its reporting requirements under the Securities Act, or to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

6.12 Payment of Pubco Liabilities. The Representative Stockholder hereby agrees to pay all of the liabilities of Pubco listed in Schedule 4.34 of the disclosures schedules attached hereto in their entirety on or before the Closing Date.

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ARTICLE 7

CONDITIONS TO CLOSING

7.1 Conditions to Obligations of BBC and the BBC Shareholders. The obligations of BBC and the BBC Shareholders under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. At the Closing, Pubco and the Representative Stockholder shall have delivered or caused to be delivered to BBC and the BBC Shareholders the following:

(i) this Agreement duly executed by Pubco and the Representative Stockholder;

(ii) letters of resignation from Pubco’s sole officer and director, with such resignations as to all of the offices he currently holds with Pubco to be effective on the Closing Date, and confirming that such officer or director has no claim against Pubco in respect of any outstanding remuneration or fees of whatever nature as of the Closing;

(iii) resolutions duly adopted by the Board of Directors of Pubco approving the following events or actions, as applicable:

a.	the execution, delivery and performance of this Agreement;

b.	the Acquisition and the terms thereof;

c.	adoption of bylaws in the form agreed by the parties;

d.	fixing the number of authorized directors on the board of directors at a minimum of one director and a maximum of five directors;

e.	the appointment of Matthew Feinstein as Chairman of the Board of Directors, and the appointment of additional directors as may be appointed by the Board of Directors from time to time at its sole discretion following the Closing; and

f.	the appointment of the following persons as officers of Pubco, effective on the Closing Date, with the titles set forth opposite his or her name (the “BBC Officers”):

Matthew Feinstein	Chief Executive Officer, President, Secretary, Chairman of the Board and Interim Chief Financial Officer

(iv) certified articles of incorporation and a certificate of good standing for Pubco from its jurisdiction of incorporation, dated not earlier than five (5) days prior to the Closing Date;

(v) an instruction letter signed by the President of Pubco addressed to Pubco’s transfer agent of record, in a form reasonably acceptable to BBC and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the Pubco Shares to be delivered pursuant to this Agreement registered in the names of the BBC Shareholders as set forth in Annex I and to cancel the shares held by the Representative Stockholder as set forth in Annex II;

(vi) the Separation Agreement duly executed by Pubco and the Representative Stockholder, and all exhibits thereto, evidencing the Representative Stockholder’s resignation from all officer and director positions with Pubco and the cancellation of an aggregate of 100,000,000 shares of Pubco Common Stock owned by him in consideration for $175,000;

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(vii) A certificate of Standard Registrar and Transfer Co., Inc., Pubco’s transfer agent and registrar, certifying as of the business day prior to the Acquisition and before taking into consideration the cancellation of Pubco Common Stock as indicated in Section 7.l(a)(vii) hereof, a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Pubco Common Stock, together with the number of shares of Pubco Common Stock held by each record owner;

(viii) a certificate of the Secretary of Pubco, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Pubco executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Articles of Incorporation and By-Laws of Pubco, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of Pubco authorizing and approving Pubco’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(ix) a duly executed share cancellation agreement, and all exhibits thereto, by and between Pubco and Gary Stockport together with the stock certificates evidencing his shares, a notarized stock power and an instruction letter authorizing the cancellation of his shares addressed to Pubco’s transfer agent of record;

(x) all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by BBC’s representatives with respect to Pubco; and

(xi) such other documents as BBC and/or the BBC Shareholders may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties to be True. The representations and warranties of Pubco and the Representative Stockholder herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Pubco and the Representative Stockholder shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c) No Assets and Liabilities. At the Closing, Pubco shall have no liabilities, debts or payables (contingent or otherwise) other than those liabilities listed in Schedule 4.34 of the disclosure schedules hereto, no tax obligations, no material assets, and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement.

(d) OTC Filings. At the Closing, Pubco will be current in all OTC filings required by it to be filed to qualify for the OTC Pink - Current Information Tier.

(e) Outstanding Capital Stock. Pubco shall have at least 500,000,000 shares of Pubco Common Stock authorized of which no more than 100,915,978 shares shall be issued and outstanding in the aggregate at the Closing.

(f) No Adverse Effect. The business and operations of Pubco will not have suffered any Material Adverse Effect.

7.2 Conditions to Obligations of Pubco and the Representative Stockholder. The obligations of Pubco and the Representative Stockholder under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. On the Closing Date, BBC and/or the BBC Shareholders shall have delivered to Pubco the following:

(i) this Agreement duly executed by BBC and the BBC Shareholders;

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(ii) resolutions duly adopted by the Board of Directors of BBC authorizing and approving the execution, delivery and performance of this Agreement;

(iii) certificates representing the BBC Equity Interests to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers or instruments of like tenor;

(iv) a certificate of the Secretary or other duly qualified officer of BBC, dated as of the Closing Date, certifying as to (i) the incumbency of officers of BBC executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Articles of Incorporation and By-Laws of BBC, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of BBC authorizing and approving BBC’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby; and

(v) all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and such other documents as Pubco may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties True and Correct. The representations and warranties of BBC and the BBC Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. BBC and the BBC Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c) Reserved.

(d) No Adverse Effect. The business and operations of BBC will not have suffered any Material Adverse Effect.

ARTICLES

TERMINATION

8.1 This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Pubco and BBC Shareholders;

(b) by either Pubco or the BBC Shareholders if the Transaction shall not have been consummated for any reason by August 7, 2015; provided, however, that the right to terminate this Agreement under this Section 8.l{b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Pubco or the BBC Shareholders if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

(d) by the BBC Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of Pubco or the Representative Stockholder set forth in this Agreement, or if any representation or warranty of Pubco shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the representations and warranties by Pubco or the Representative Stockholder or breach by Pubco or the Representative Stockholder is curable by Pubco or the Representative Stockholder prior to the Closing Date, then the BBC Shareholders may not terminate this Agreement under this Section 8.l(d) for thirty (30) days after delivery of written notice from the BBC Shareholders to Pubco and the Representative Stockholder of such breach, provided Pubco and the Representative Stockholder continue to exercise commercially reasonable efforts to cure such breach (it being understood that the BBC Shareholders may not terminate this Agreement pursuant to this Section 8.l(d) if they shall have materially breached this Agreement or if such breach by Pubco or the Representative Stockholder is cured during such thirty (30) day period); or

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(e) by Pubco or the Representative Stockholder, upon a material breach of any representation, warranty, covenant or agreement on the part of BBC or the BBC Shareholders set forth in this Agreement, or if any representation or warranty of BBC or the BBC Shareholders shall have become materially untrue, in either case such that the conditions set forth in Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the representations and warranties by BBC or the BBC Shareholders or breach by BBC or the BBC Shareholders is curable by BBC or the BBC Shareholders prior to the Closing Date, then Pubco or the Representative Stockholder may not terminate this Agreement under this Section 8.l(e) for thirty (30) days after delivery of written notice from Pubco or the Representative Stockholder to BBC and the BBC Shareholders of such breach, provided BBC and the BBC Shareholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that Pubco may not terminate this Agreement pursuant to this Section 8.l(e) if it shall have materially breached this Agreement or if such breach by BBC or the BBC Shareholders is cured during such thirty (30) day period).

8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section tl above will be effective immediately upon (or, if the termination is pursuant to Section 8.l(d) or Section 8.l(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in Section 8.1, Section 8.2 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

9.1 Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Eastern Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

9.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

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9.5 Separate Counsel. Each party hereby expressly acknowledges that Sichenzia Ross Friedman Ference LLP has served as counsel to BBC and that each party has retained its own counsel and/or has been advised to and had the opportunity to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

9.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9.7 Counterparts and Signatures. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail(any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

9.8 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Boards of Directors of each of the parties that are corporate entities.

9.9 Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

9.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[Signature page follows immediately]

* * * * * * * * * *

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IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

PUBCO:

GLOBESTAR INDUSTRIES,

a Wyoming corporation

By:	/s/ Shane Oei
Name:	Shane Oei
Title:	President

Address for Notices:

Address: 32 FREEMAN WAY NW

Tel:

Fax:

REPRESENTATIVE STOCKHOLDER:

By:	/s/ Shane Oei
Name:	Shane Oei

Address for Notices:

Address: 32 FREEMAN WAY NW

Tel:

Fax:

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SIGNATURE PAGE OF BBC

BETTER BUSINESS CONSULTANTS, INC.,

a California corporation

By:	/s/ Matthew Feinstein
Name:	Matthew Feinstein
Title:	CEO and President

Address for Notices:

Address: 1901 Avenue of the St.ars, 2nd Floor, Los Angeles, California 90067

Tel: 866-9.89-6522

Fax: 310-861-0996

Att: Mathew Feinstein, President

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SIGNATURE PAGES OF BBC SHAREHOLDERS

BBC SHAREHOLDERS:

/s/ Matthew Feinstein

Matthew Feinstein

/s/ Anya Mikhaylova

Anya Mikhaylova

/s/ Jaime Ortega

Jaime Ortega

/s/ Vincent Mehdizadeh

Vincent Mehdizadeh

Address for Notices:

Address: 190I Avenue of the Stars, 2nd Floor, Los Angeles, California 90067

Tel: 866-989-6522

Fax:3ICF-861-0996

Att: Mathew Feinstein, President

Please Check the Box Below:

The BBC Shareholder hereby certifies that it is:

’“S ..O, an “Accredited Investor’’ under Regulation D of the Securities Act (see Section 3.4 and Annex III (initial here) of this Agreement)

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ANNEX I

(I)	(II)	(III)

Names of BBC Shareholders	BBC Equity Interests Transferred to Pubco	Pubco Shares Issued to BBC Shareholders (or Designees)
Matthew Feinstein	3,000 shares of common stock	7,500,000
Anya Mikhaylova	3,000 shares of common stock	7,500,000
Jaime Ortega	1,000 shares of common stock	2,500,000
PVM International, Inc.	13,000 shares of common stock	32,500,000
Total	20,000 shares of common stock	50,000,000

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ANNEX II

(I)	(II)	(III)	(IV)
Name of Representative Stockholder	Shares of Pubco Common Stock Owned Immediately Prior to Transaction	Shares of Pubco Common Stock Cancelled	Shares of Pubco Common Stock Owned Post Transaction
Shane Oei	100,000,000	100,000,000	0
Total:	100,000,000	100,000 000	0

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ANNEX III

ACCREDITED INVESTOR DEFINITION

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, excluding the value of such person’s primary residence, presently exceeds $1,000,000. For the purposes of this definition, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of securities for the purpose of investing in the securities.

Category B	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year. For purposes of this definition, “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

Category C	The undersigned is a director or executive officer of Pubco, which is issuing and selling the securities.

Category D	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of$5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors.

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

Category F	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

Category G	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories.

Disclosure Schedules of Better Business Consultants, Inc.

Schedule 2.1

Jurisdictions

California

Schedule 2.3

Subsidiaries

Pineapple Express, Inc., a California corporation.

Schedule 2.9

Litigation

None.

Schedule 2.11

Contracts

BBC signed an MOU with Phenofarm, LLC with regards to the build out and leaseback of a premises in Washington state. MOU Attached.

BBC is in the process of finalizing contracts to be executed relative to purchase of 15.18% of an Illinois Dispensary. We expect this to be completed no later than September 5, 2015.

BBC is in the process of signing a purchase agreement for real estate in Desert Hot Springs and a lease of the subject premises to our consulting client, Clonenetics Laboratories Cooperative, Inc. Purchase contract and lease Attached.

All other deals are in the form of unsigned term sheets that are still in early negotiations with the target parties.

Schedule 2.15

Transactions with Affiliates

BBC accepted a loan from Vincent Mehdizadeh on 8-15-15, whereas Mr. Mehdizadeh’s company, PVM International Inc. loaned the company $50,000. Note attached.

Schedule 2.17

Certain Fees

None.

Disclosure Schedules of Pubco

Schedule 4.6

Capitalization

Authorized: 500,000,000

I/0 100,915,978

Shane Oei owns: 100,000,000

Gary Stockport: 501,000

There are no warrants or options issued or and types of issuance since the June 30th 2015 filing.

Schedule 4.8

Material Changes

None

Schedule 4.33

Contracts

None

4.34

No Liabilities

None

4.37

Transfer Agent

Standard Registrar & Transfer Co. Owed Zero

6.12

Payment of Pubco Liabilities

Oei has paid all outstanding liabilities and there are none that need to be paid as of now.